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                                                            EXHIBIT 11.1


                            LAM RESEARCH CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                                          FULLY
                                                                                              PRIMARY    DILUTED
                                                                                             ---------  ---------
Year-ended June 30, 1995
Net Income.................................................................................  $  89,211  $  89,211
Add interest expense on convertible subordinated debentures, net of tax....................     --          3,455
                                                                                             ---------  ---------
                                                                                             $  89,211  $  92,666
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Average shares outstanding...............................................................     26,090     26,090
  Net effect of dilutive stock options.....................................................      1,210      1,570
  Assumed conversion of subordinated debentures............................................     --          2,640
                                                                                             ---------  ---------
Common and common equivalent shares used in computing per share amounts....................     27,300     30,300
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Net income per share.......................................................................  $    3.27  $    3.06
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Year-ended June 30, 1994
Net Income.................................................................................  $  37,756  $  37,756
Add interest expense on convertible subordinated debentures, net of tax....................     --          2,940
                                                                                             ---------  ---------
                                                                                             $  37,756  $  40,696
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Average shares outstanding...............................................................     23,389     23,389
  Net effect of dilutive stock options.....................................................        911        971
  Assumed conversion of subordinated debentures............................................     --          2,640
                                                                                             ---------  ---------
Common and common equivalent shares used in computing per share amounts....................     24,300     27,000
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Net income per share.......................................................................  $    1.55  $    1.51
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Year-ended June 30, 1993
Net Income.................................................................................  $  18,907  $  18,907
Add interest expense on convertible subordinated debentures, net of tax....................     --            441
                                                                                             ---------  ---------
                                                                                             $  18,907  $  19,348
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Average shares outstanding...............................................................     22,751     22,751
  Net effect of dilutive stock options.....................................................      1,249      1,429
  Assumed conversion of subordinated debentures............................................     --            420
                                                                                             ---------  ---------
Common and common equivalent shares used in computing per share amounts....................     24,000     24,600
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Net income per share.......................................................................  $    0.79  $    0.79
                                                                                             ---------  ---------
                                                                                             ---------  ---------
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